UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2011

  Celsion Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15911	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10220-L Old Columbia Road, Columbia, Maryland	21046-2364
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (410) 290-5390

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.135-4(c))

Item 8.01 Other Events.

On May 11, 2011, Celsion Corporation issued a press release announcing it received notification from the NASDAQ Listing Qualifications Department that it has regained compliance with the minimum Market Value of Listed Securities (“MVLS”) requirement for continued listing on the NASDAQ Capital Market, as set forth in NASDAQ Listing Rule 5550(b)(2) (the “Rule”).

Celsion received notice on April 6, 2011 that the Company was not in compliance with the Rule for continued listing on the NASDAQ Capital Market, which requires a listed company to maintain a minimum MVLS of $35 million.

The letter from NASDAQ, received on May 10, 2011, stated that the Company’s MVLS has been $35 million or greater for the last 10 consecutive business days (from April 26, 2011 to May 9, 2011).  Accordingly, the Company has regained compliance with the Rule and this matter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION
Date: May 11, 2011	By:	/s/ Jeffrey W. Church
Jeffrey W. Church Vice President and Chief Financial Officer

Item 9.01                      Financial Statement and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
99.1	Press Release dated May 11, 2011.